Exhibit 99.1

FOR IMMEDIATE RELEASE

PAREXEL INTERNATIONAL REPORTS FIRST QUARTER FISCAL YEAR 2017 RESULTS AND ANNOUNCES NEW SHARE REPURCHASE PROGRAM

First Quarter Fiscal Year 2017 Results (compared to First Quarter Fiscal Year 2016)

•	GAAP diluted earnings per share of $0.75, up 66.7%; adjusted earnings per share of $0.76, up 8.6%

•	Service revenue of $500.9 million, down 2.2%; constant currency revenue decline of 2.4%

•	Gross new business of $930 million

•	Company guides to GAAP EPS of $3.55-$3.89 and adjusted EPS of $3.71-$4.05 for Fiscal Year 2017

•	Board approved new $200 million share repurchase program

BOSTON, October 26, 2016 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the first quarter of Fiscal Year 2017, which ended on September 30, 2016.

“PAREXEL’s performance in the first quarter fell short of our expectations,” said Josef H. von Rickenbach, Chairman and Chief Executive Officer. “Revenue in the quarter was impacted by higher than expected cancellations, project delays, and continued slow backlog conversion. High cancellations in the first quarter are expected to impact revenue performance for the balance of Fiscal Year 2017.
“At the same time, we are encouraged by our continued strong gross new business awards in the quarter, which we believe speak to the strength of our competitive offering,” Mr. von Rickenbach continued. “Ongoing corporate development activities, such as the recent acquisition of ExecuPharm, are expected to contribute to revenue growth. PAREXEL is also committed to maximizing shareholder value through sustained margin improvement and effective capital deployment, including a new $200 million share repurchase program. As a result of these actions, we expect to deliver double-digit adjusted diluted EPS growth for the Fiscal Year at the midpoint of our guidance range."

PAREXEL announced that its Board of Directors has approved a program authorizing the repurchase of up to $200 million of the Company's common stock. There is no set expiration date for the program. The Company intends to use cash on hand, cash generated from operations, existing credit facilities or other financing to fund the share repurchase program.

First Quarter Fiscal Year 2017 Results

For the three months ended September 30, 2016, PAREXEL’s service revenue decreased 2.2% to $500.9 million, compared with $512.1 million in the prior year period. Income from operations as reported under Generally Accepted Accounting Principles (GAAP) totaled $56.6 million, or 11.3% of service revenue, in the first quarter of Fiscal Year 2017, as compared with $35.5 million, or 6.9% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $40.2 million, or $0.75 per diluted share, compared with $24.9 million, or $0.45 per diluted share, for the quarter ended September 30, 2015. GAAP diluted earnings per share in the quarter increased 66.7% year over year.

The financial results of the September quarter in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the financial tables within this press release. PAREXEL’s service revenue decreased by 2.4% on a constant currency basis to $500.9 million, compared with the prior year period. Excluding revenue of $9.1 million arising from the acquisition of Health Advances, revenue decreased by 4.2% on a constant currency basis, compared to the prior year. Adjusted operating income in the first quarter of Fiscal Year 2017 was $57.6 million, or 11.5% of service revenue. Adjusted operating income in the first quarter of Fiscal Year 2016 was $55.3 million, or 10.8% of service revenue. Adjusted net income was $40.7 million, or $0.76 per diluted share, in the quarter ended September 30, 2016, and was $39.0 million, or $0.70 per diluted share, in the quarter ended September 30, 2015. Adjusted diluted earnings per share in the quarter grew 8.6% year over year.

On a segment basis, service revenue for the first quarter of Fiscal Year 2017 was $381.6 million in Clinical Research Services (CRS), $54.2 million in PAREXEL Consulting (PC), and $65.1 million in PAREXEL Informatics (PI).

New Business and Backlog

Backlog as of September 30, 2016 was $5.8 billion, an increase of approximately $365 million year over year. The reported backlog included gross new business wins in the first quarter of $930 million, cancellations of $364 million, and a negative impact from foreign currency exchange rates of $2.6 million. The net book-to-bill ratio was 1.13 in the quarter.

Forward-Looking Guidance

The Company issued forward-looking guidance for the second quarter of Fiscal Year 2017 (ending December 31, 2016) and updated its guidance for revenue and EPS for Fiscal Year 2017, as detailed in the chart below. The guidance takes into account a number of factors, including recent foreign currency exchange rates, tax rates, the ExecuPharm acquisition (excluding the impact of purchase accounting), the share repurchase program, and the Company’s updated overall outlook.

The Company’s guidance is:

	Guidance Issued 10/26/16	Guidance Issued 8/3/16
Q2 FY 2017 Revenue	$535-$550 million	NA
Q2 FY 2017 GAAP EPS	$0.68-$0.82	NA
Q2 FY 2017 Non-GAAP EPS*	$0.76-$0.90	NA

FY 2017 Revenue	$2.150-$2.190 billion	$2.175-$2.205 billion
FY 2017 GAAP EPS	$3.55-$3.89	$3.72-$3.98
FY 2017 Non-GAAP EPS*	$3.71-$4.05	$3.79-$4.05

*Adjusted numbers excludes various items, as detailed in a table contained within this release.

The share repurchase program does not obligate the Company to acquire any particular amount of common stock, and it could be modified, extended, suspended or discontinued at any time.

The timing and amount of repurchases will be determined by PAREXEL's management based on a variety of factors such as trading price, corporate requirements, and overall market conditions, and will be subject to applicable legal requirements including federal and state securities laws. Purchases will be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or in privately negotiated transactions. Shares may also be purchased pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.

Additional Information

The financial results in this release are preliminary and unaudited.

In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to, nor a substitute for, the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s first quarter Fiscal Year 2017 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, October 27, 2016 and will be broadcast live over the internet via webcast. To access the webcast, visit the Investor Section of PAREXEL’s website at www.investor.parexel.com. This webcast will continue to be accessible for one year following the live broadcast. To participate via telephone, dial +1-408-940-3886 and ask to join PAREXEL’s first quarter Fiscal Year 2017 earnings call.

A presentation of first quarter Fiscal Year 2017 results, as well as certain trended financial information, may be found on the home page of the Investors portion of the Company’s website in a document titled “Q1 Financial Results and Trended Information.”

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services company, providing a broad range of expertise-based clinical research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL has offices in 85 locations in 51 countries around the world, and had approximately 18,750 employees in the first quarter. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings, the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisitions of Health Advances, LLC and ExecuPharm, Inc., or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

CONTACTS:
Emma Reeve
Corporate Vice President and Interim Chief Financial Officer
PAREXEL International
IR@PAREXEL.com
+ 1-781-434-4118

Ronald Aldridge
Senior Director of Investor Relations
PAREXEL International
Ron.Aldridge@PAREXEL.com
+ 1-781-434-4753 or +1-781-434-8465

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended
(in millions, except per share data)	September 30, 2016	September 30, 2015
Service revenue	$500.9	$512.1
Reimbursement revenue	79.8	73.1
Total revenue	580.7	585.2
Costs and expenses:
Direct costs	328.6	343.2
Reimbursable out-of-pocket expenses	79.8	73.1
Selling, general and administrative	92.2	94.9
Depreciation	19.3	18.0
Amortization	5.5	5.7
Restructuring (benefit) charge	(1.3)	14.8
Total costs and expenses	524.1	549.7
Income from operations	56.6	35.5
Other (expense) income, net	(3.4)	0.2
Income before income taxes	53.2	35.7
Provision for income taxes	13.0	10.8
Effective tax rate	24.4%	30.3%
Net income	$40.2	$24.9

Earnings per common share:
Basic	$0.76	$0.45
Diluted	$0.75	$0.45
Shares used in computing earnings per common share:
Basic	52.9	55.0
Diluted	53.7	55.9

Balance Sheet Information	(Unaudited)
(in millions)	September 30, 2016	September 30, 2015	June 30, 2016
Billed accounts receivable, net	$518.0	$428.1	$506.1
Unbilled accounts receivable, net	297.4	284.0	327.9
Deferred revenue	(449.2)	(411.5)	(458.5)
Net receivables	$366.2	$300.6	$375.5

Cash and cash equivalents	$325.8	$157.9	$248.6
Working capital	$485.5	$301.7	$411.8
Total assets	$2,084.4	$1,800.1	$2,036.2
Short-term borrowings	$18.3	$12.8	$16.6
Long-term debt	$505.0	$472.8	$487.8
Stockholders' equity	$691.8	$479.6	$633.4

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Three Months Ended				Three Months Ended
	September 30, 2016				September 30, 2015
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$328.6	$(2.0)	(a)	$326.6	$343.2	$—		$343.2
Gross profit	$172.3	$2.0		$174.3	$168.9	$—		$168.9
Selling, general and administrative	$92.2	$(0.3)	(b)	$91.9	$94.9	$(5.0)	(e)	$89.9
Restructuring (benefit) charge	$(1.3)	$1.3	(c)	$—	$14.8	$(14.8)	(c)	$—
Income from operations	$56.6	$1.0		$57.6	$35.5	$19.8		$55.3
Other (expense) income, net	$(3.4)	$—		$(3.4)	$0.2	$—		$0.2
Income before income taxes	$53.2	$1.0		$54.2	$35.7	$19.8		$55.5
Provision for income taxes	$13.0	$0.5	(d)	$13.5	$10.8	$5.7	(d)	$16.5
Net income	$40.2	$0.5		$40.7	$24.9	$14.1		$39.0
Diluted earnings per common share	$0.75	$0.01		$0.76	$0.45	$0.25		$0.70
Effective tax rate	24.4%			24.9%	30.3%			29.7%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for acquisition and integration related charges associated with certain acquisitions
(c) Severance and facility costs and changes in estimates related to the Margin Acceleration Program
(d) Tax effect on non-GAAP adjustments
(e) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(dollar amounts in millions)	September 30, 2016	September 30, 2015
CRS
Service revenue	$381.6	$410.2
% of total service revenue	76.2%	80.1%
Gross profit	$118.6	$122.7
Gross margin % of service revenue	31.1%	29.9%

PC
Service revenue	$54.2	$39.3
% of total service revenue	10.8%	7.7%
Gross profit	$23.8	$19.1
Gross margin % of service revenue	43.9%	48.6%
Adjusted gross profit (a)	$25.8	$19.1
Adjusted gross margin % of service revenue	47.6%	48.6%

PI
Service revenue	$65.1	$62.6
% of total service revenue	13.0%	12.2%
Gross profit	$29.9	$27.1
Gross margin % of service revenue	45.9%	43.3%

Total service revenue	$500.9	$512.1
Total gross profit	$172.3	$168.9
Gross margin % of service revenue	34.4%	33.0%
Adjusted gross profit (a)	$174.3	$168.9
Adjusted gross margin % of service revenue	34.8%	33.0%

Quarterly Supplemental Financial Data
Service revenue	$500.9	$512.1
Reimbursement revenue	79.8	73.1
Investigator fees	105.7	110.5
Gross revenue	$686.4	$695.7

Days sales outstanding	49	40

Capital expenditures	$18.8	$30.9

(a) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures for Guidance Issued on October 26, 2016
Certain Line Items
(Unaudited)

(in millions, except per share data)	Guidance for the Three Months Ending				Guidance for the Twelve Months Ending
	December 31, 2016				June 30, 2017
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs		$(2.8)	(a)			$(10.3)	(a)
Gross profit		$2.8				$10.3
Selling, general and administrative		$—				$(0.3)	(b)
Restructuring charge		$(3.0)	(c)			$(1.7)	(c)
Income from operations		$5.8				$12.3
Income before income taxes		$5.8				$12.3
Provision for income taxes		$1.8	(d)			$4.1	(d)
Net income		$4.0				$8.2
Diluted earnings per common share	$0.68-$0.82	$0.08		$0.76-$0.90	$3.55-$3.89	$0.16		$3.71-$4.05

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment and CRS segment
(b) Impact of net adjustments for acquisition and integration related charges associated with certain acquisitions
(c) Severance and facility costs and changes in estimates related to the Margin Acceleration Program
(d) Tax effect on non-GAAP adjustments